Exhibit (c) (4)

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November 16, 2012 PROJECT HEAT DISCUSSION MATERIALS

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SUMMARY COMPARISON OF CURRENT VS. OCTOBER LRP HIGHLIGHTS The change in the LRP, resulting from changed capital expenditure and D&A projections, resulted in a $0.279—$0.285 per share reduction in the DCF valuation range, assuming an exit multiple range of 5.0x-6.0x and a WACC range of 12.0%-14.0%(1) October LRP DCF valuation range was $38.85—$47.60 Similarly, these changes resulted in a $0.02-$0.05 per share reduction in the LBO range, assuming an exit multiple range of 5.0x-6.0x and a required rate of return of 17.5%-22.5%(1) October LRP LBO range was $37.78-$45.57 CAPEX AND D&A PROJECTIONS ($ in millions) Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year (1) Based upon the discount rates and multiple ranges used in and as of our November 2, 2012 presentation

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PROJECTED CAPEX SCHEDULE IN CURRENT LRP Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year (1) New Stores and Conversions follow YOY averages with an inflationary factor built in (2) E-Commerce follows original plan. This is a new business and the original estimate does not materially differ. ($ in millions)

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VARIANCE IN PROJECTED CAPEX SCHEDULE—CURRENT VS. OCTOBER LRP Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year ($ in millions)

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CURRENT LRP SUMMARY P&L ($ in millions) Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

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COMPARISON OF CURRENT VS. OCTOBER LRP EBITDA EPS EBIT CAPEX